Exhibit (g)(3)

Dated: September 23, 2014

AMENDED SCHEDULE II TO THE

CUSTODY AGREEMENT

BETWEEN

TD ASSET MANAGEMENT USA FUNDS INC.

AND

THE BANK OF NEW YORK MELLON

SCHEDULE II

SERIES

TDAM Money Market Portfolio

TDAM U.S. Government Portfolio

TDAM Municipal Portfolio

TDAM California Municipal Money Market Portfolio

TDAM New York Municipal Money Market Portfolio

TDAM Institutional Money Market Fund

TDAM Institutional Municipal Money Market Fund

TDAM Institutional U.S. Government Fund

TDAM Institutional Treasury Obligations Money Market Fund

TDAM Short-Term Bond Fund

TDAM Core Bond Fund
TDAM High Yield Bond Fund
TDAM U.S. Equity Shareholder Yield Fund
TDAM U.S. Large Cap Core Equity Fund
TDAM Global Equity Shareholder Yield Fund
TDAM Global Low Volatility Equity Fund
TDAM Global All Cap Fund
TDAM Target Return Fund

TDAM U.S. Small-Mid Cap Equity Fund

TDAM 1- to 5-Year Corporate Bond Portfolio

TDAM 5- to 10-Year Corporate Bond Portfolio

TDAM Tactical Opportunities Fund

TD ASSET MANAGEMENT USA FUNDS INC.

By: /s/ Kevin LeBlanc

THE BANK OF NEW YORK MELLON

By: /s/ Armando Fernandez